================================================================================









                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

                                  by and among

                             EMI ACQUISITION, INC.,
                             a Delaware corporation
                                 ("Acquisition")


                              CERPROBE CORPORATION,
                             a Delaware corporation
                                  ("Cerprobe")


                       SILICON VALLEY TEST & REPAIR, INC.,
                            a California corporation
                                   ("Company")

                                       and

                             WILLIAM AND CAROL MAYER
                                    ("Mayer")





                             Dated: January 15, 1997



================================================================================

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION
                 ----------------------------------------------


                  THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into this 15th day of January, 1997, by and among EMI ACQUISITION, INC., a Delaware corporation ("Acquisition"), CERPROBE CORPORATION, a Delaware corporation ("Cerprobe"), SILICON VALLEY TEST & REPAIR, INC., a California corporation ("Company"), and WILLIAM E. MAYER and CAROL MAYER, husband and wife (jointly and severally, "Mayer").

                                    RECITALS
                                    --------

                  A. Mayer owns all of the issued and outstanding capital stock of Company, consisting of 100,000 shares of the common stock of Company (the "Company Stock").

                  B. Company is engaged in refurbishing and adding new features to automatic wafer probing equipment for use in the semiconductor industry (the "Prober Refurbishing Business").

                  C. Acquisition is a newly formed, wholly-owned subsidiary of Cerprobe.

                  D. The Boards of Directors of Cerprobe, Acquisition, and Company each deem it advisable and in the best interests of their respective corporations and shareholders that Company merge into Acquisition pursuant to the terms and conditions of this Agreement, and applicable provisions of the laws of the State of Delaware and the State of California.

                  E. Cerprobe, Acquisition, and Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 and the regulations promulgated thereunder (the "Code").

                                    AGREEMENT
                                    ---------

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   The Merger
                                   ----------

                  1.1 Merger of Company and Acquisition. Company and Acquisition each agree to effect the merger (the "Merger") herein provided for, subject to the terms and conditions contained in this Agreement.

                  1.2 The Surviving Corporation. Upon the Effective Time, as hereinafter defined, Company shall be merged with and into Acquisition, and Acquisition shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation").

                  1.3 Effective Time. The Merger shall become effective when the requisite Merger Documents (as hereinafter defined) shall have been fully executed and at the time (the "Effective Time") the Merger Documents are filed pursuant to the laws of the State of Delaware; provided appropriate documents with respect to the Merger are thereafter timely filed pursuant to the laws of the State of California.

                  1.4 Merger Documents. The merger of Company into Acquisition shall be in accordance with the Certificate of Merger for filing in the State of Delaware, and the Articles of Merger (or such other document(s) that may be permitted) for filing in the State of California, as are prescribed for effecting the Merger in the States of Delaware and California (the "Merger Documents").


                                   ARTICLE II
                    Effective Merger on Existence, Assets and
                    -----------------------------------------
                             Liabilities of Company
                             ----------------------

                  2.1 Corporate Existence. The corporate identity, existence, purposes, powers, franchises, rights, licenses, permits, authorities, privileges and immunities of Acquisition, shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, franchises, rights, licenses, permits, authorities, privileges and immunities of Company shall be merged with and into Acquisition, and the Surviving Corporation shall be fully vested therewith. The separate corporate existence of Company, except insofar as the same may be continued by statute, shall cease upon the Effective Time.

                  2.2 Bylaws. The Bylaws of Acquisition as in existence prior to the Merger shall be and constitute the Bylaws of the Surviving Corporation, and the same may thereafter be altered, amended or repealed in accordance with the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Surviving Corporation and the Bylaws of the Surviving Corporation.

                  2.3 Certificate of Incorporation. The Certificate of Incorporation of Acquisition as in existence prior to the Merger shall be and constitute the Certificate of Incorporation of the Surviving Corporation, except that the name of the Corporation shall be changed to "Silicon Valley Test & Repair, Inc." The Certificate of Incorporation may thereafter be altered, amended or repealed in accordance with the General Corporation Law of the State of Delaware and the Bylaws of Acquisition.

                  2.4 Directors and Officers. The directors and officers of Acquisition prior to the Merger shall be the directors and officers of the Surviving Corporation, and each shall hold office until his successor is elected and qualified or until his earlier resignation or removal. If on the Effective Time of the Merger a vacancy shall exist on the Board of Directors or in any of the offices of the Surviving Corporation as the same are specified above, such vacancy may thereafter be filled in the manner provided by the Bylaws of the Surviving Corporation.

                  2.5 Assets and Liabilities. Upon the Effective Time, all rights, privileges, powers, licenses, permits, authorities, franchises and interests of each of Acquisition and Company, both of a public and private nature, all of its and their property, real, personal and mixed, all debts due on whatever accounts and property of every description and every interest therein belonging to each of Acquisition and Company or due to each of Acquisition and Company shall thereafter be deemed to be the rights, privileges, powers, licenses, permits, authorities, franchises and interests of, and shall be vested in, the Surviving Corporation without further act or deed as effectively as they were theretofore vested in Acquisition or Company as the applicable case may be; title to any real estate, or any interest therein, vested in each of Acquisition and Company by deed or otherwise, shall not revert or in any way be impaired by reason of the Merger, all of the rights of creditors of each of Acquisition and Company shall be preserved unimpaired by the Merger, and all liens upon the property of each of Acquisition and Company shall be preserved and unimpaired by the Merger, limited to the property affected by such liens immediately prior to the Effective Time; and all debts, liabilities and duties of each of Acquisition and Company shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Any existing claim, action or proceeding pending by or against Acquisition or Company may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Nothing herein is intended to or shall extend or enlarge the lien of any indenture, agreement or other instrument executed or assumed by either Acquisition or Company.

                  2.6 Service of Process. The Surviving Corporation hereby agrees that from and after the Effective Time it may be served with process in the State of California and that the California Secretary of State shall be the designated agent for service of process in any proceeding for enforcement of any obligation of Company, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or any other proceeding to enforce the rights, if any, of a dissenting shareholder as determined in an appraisal proceeding as allowed by law and pursuant to the provisions of Section 3.4 of this Agreement.

                  2.7 Accounting Records. Upon the Effective Time, the assets, liabilities, reserves and accounts of each of Acquisition and Company shall be taken up on the books of the Surviving Corporation at the amounts at which they respectively were carried on the books of Acquisition and Company, subject to such adjustments as may be appropriate in giving effect to the Merger.


                                   ARTICLE III
                       Exchange and Cancellation of Stock
                       ----------------------------------

                  3.1 General. The manner of exchanging the shares of the Company Stock for cash and shares of the Cerprobe Stock (as hereinafter defined) to be issued for and upon the surrender of all shares of the Company Stock, shall be as hereinafter set forth in this Article III.

                  3.2 Exchange of the Company Stock and Issuance of the Cerprobe Stock.

                           (a)   Exchange.   The   Company   Stock   issued  and
outstanding at or immediately prior to the Effective Time shall, upon the Effective Time, be converted into shares of the Cerprobe Stock and cash as hereinafter provided. Each outstanding certificate evidencing the Company Stock not surrendered at the Effective Time to the Surviving Corporation, which prior to the Effective Time represented shares of the Company Stock, shall as of the Effective Time be deemed for all purposes (other than the payment of dividends or other distributions, if any, in respect of Cerprobe Common Stock) to be cancelled and no longer represent shares of Company, but instead to represent the number of whole shares of the Cerprobe Stock and cash into or for which the shares of the Company Stock shall have been converted pursuant to this Section 3.2.

                           (b) Unsurrendered Certificates. Shares of the Company
Stock not surrendered upon the Effective Time are hereinafter referred to as the "Unsurrendered Certificates." No interest shall be paid, and no dividend or other distribution, if any, payable to the holders of shares of the Cerprobe Stock shall be paid, to the holders of Un- surrendered Certificates; provided, however, that upon surrender and exchange of such Un- surrendered Certificates there shall be paid to the record holders of the stock certificate or certificates issued in exchange for the Unsurrendered Certificates, the amount, without interest thereon, of dividends and other distributions, if any, which theretofore but subsequent to the Effective Time have been declared and become payable with respect to the number of whole shares of the Cerprobe Stock into which the Unsurrendered Certificates shall have been converted.

                           (c) Cerprobe Stock and Cash. Upon the Effective Time,
all of the shares of the Company Stock shall be exchanged for:

                                     (i) a total of Three  Million Eight Hundred
Fifty Thousand Dollars ($3,850,000) (the "Proposed Cash Payment"), subject to adjustment as provided in Sections 3.2(d) and 3.2(e) hereof ; and

                                     (ii) a total  of  300,000  validly  issued,
fully paid, and nonassessable shares of Cerprobe's Common Stock, par value $.05 per share (the "Cerprobe Stock").

                           (d) Closing  Adjustment to Proposed Cash Payment.  At
the Closing (as hereinafter defined), the parties shall in good faith estimate the net worth of the Company as of the Closing (the "Estimated Net Worth"). The Proposed Cash Payment shall be reduced by $1.00 for every $1.00 or part thereof by which the Estimated Net Worth of the Company is less than $1,381,000, and shall be increased by $1.00 for every $1.00 or part thereof by which the Estimated Net Worth of Company is greater than $1,381,000, to arrive at the "Closing Cash Payment".

                           (e) Post-Closing Adjustment to Closing Cash Payment.

                                     (i)  Within  forty-five  (45)  days  of the
Closing, Cerprobe shall generate a balance sheet for Company, without audit, as of the Closing (the "Closing Balance Sheet"), prepared on a basis consistent with the September Balance Sheet (as hereinafter defined). Acquisition shall provide Mayer and his agents and representatives with full and complete access to the books of account and records of Company then in its possession, and its full cooperation to facilitate the compilation of information necessary for Mayer to determine the net worth of Company as of the Closing. Cerprobe shall provide Mayer with a copy of the Closing Balance Sheet and a computation of the net worth of Company as of the Closing Date, within fifty (50) days of the Closing.

                                     (ii)  The  Closing  Cash  Payment  shall be
reduced by $1.00 for every $1.00 or part thereof by which the net worth of Company, computed using the Closing Balance Sheet (the "Actual Net Worth"), is less than the Estimated Net Worth of Company, and shall be increased by $1.00 for every $1.00 or part thereof by which the Actual Net Worth of Company is greater than the Estimated Net Worth of Company.

                                     (iii) The amount of the  adjustment  to the
Closing Cash Payment pursuant to this Section 3.2(e), if any, shall be due and payable from Mayer to Cerprobe if the Closing Cash Payment is reduced, or from Cerprobe to Mayer if the Closing Cash Payment is increased, as the case may be, in cash or by certified check, within fifteen (15) days following Mayer's receipt of the Closing Balance Sheet, or, if Mayer disputes the information contained in the Closing Balance Sheet or Cerprobe's calculations based thereon, five (5) days following the final resolution of the dispute as provided for in Section 3.2(e)(iv) below. Cerprobe may but shall not be required to resort to its rights under the Escrow and Security Agreement (as hereinafter defined) to collect sums due from Mayer pursuant to this Section 3.2(e).

                                     (iv) In the event that Mayer shall  dispute
the information set forth by Cerprobe in the Closing Balance Sheet, or Cerprobe's computation of the Actual Net Worth of Company as of the Closing, then within ten (10) business days following the date of the delivery by Cerprobe of its calculation of Actual Net Worth of Company, Mayer shall provide written notice to Cerprobe specifying generally the amount disputed and the basis for the dispute together with supporting documentation reflecting the analysis of and justification for any recomputation made. Mayer and Cerprobe shall make good faith efforts to resolve the dispute through negotiation for a period of ten (10) business days following the written notice from Mayer to Cerprobe identifying and describing generally the nature of the dispute. In the event the parties are unable to finally resolve the dispute within such ten (10) business day period, the parties to the dispute may elect by mutual agreement to extend the period of negotiation (and may elect by mutual agreement to engage a mediator to assist in such negotiation). To the extent that any matter remains unresolved following negotiations, the unresolved matters only shall be resolved by binding arbitration before one (1) arbitrator who shall be an audit partner at the San Jose, California office of the independent public accounting firm of Ernst & Young LLP having not less than ten (10) years of audit experience. The selection of the arbitrator shall be made by the managing partner of the San Jose, California office of Ernst & Young LLP, in the exercise of his sole discretion. The decision of the arbitrator shall be a final resolution of the parties' dispute and non-appealable and shall not be subject to further arbitration or review. Each party to the dispute shall bear their respective expenses incurred in respect of the dispute, however, all costs and expenses of the arbitrator shall be borne equally by Mayer and Cerprobe.

                           (f) Determining Net Worth.  The costs and commissions
incurred by Company in connection with the Merger, including, but not limited to, legal, accounting, consulting and broker costs and commissions shall be taken into account in determining the Estimated Net Worth and the Actual Net Worth of Company; provided, however, that only one half (1/2) of the Accounting Fees (as defined in this Section 3.2(f)) shall be taken into account in determining the Estimated Net Worth and the Actual Net Worth of Company. "Accounting Fees" means the KPMG Peat Marwick fees for work performed for Company in connection with the financial statements of Company at September 30, 1996, December 31, 1996 and the Closing Balance Sheet.

                  3.3 Shareholders After the Merger. Immediately after the Merger, Cerprobe will continue to be the sole stockholder of Acquisition and Mayer will be a stockholder of Cerprobe.

                  3.4 Rights of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, shares of the Company Stock that are issued and outstanding immediately prior to the Effective Time and that are held by shareholders who have not voted such shares in favor of the Merger and who shall have delivered a written demand for appraisal and payment of the fair value of the shareholders' shares in the manner provided in the California General Corporation Law (the "Dissenting Shares"), shall not be exchangeable for any shares of the Cerprobe Stock or any portion of the Closing Cash Payment as adjusted in Section 3.2(e) hereof, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his/her right to appraisal and payment under the California General Corporation Law. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, his/her shares shall thereupon be deemed to have been exchanged into and to have become exchangeable for, upon the Effective Time, the right to receive the number of shares of the Cerprobe Stock and portion of the Closing Cash Payment as adjusted in Section 3.2 hereof, without interest thereon and subject to the other provisions of Section 3.2 hereof.

                  3.5 Company Warrants and Options. No Cerprobe Stock or any other securities of Cerprobe of any nature and type whatsoever, including any options or warrants to acquire the Cerprobe Stock or other securities of Cerprobe shall be issued in connection with or in exchange for any options, warrants or other rights to acquire stock of Company. Mayer shall have caused all options and warrants to acquire stock of Company to be exercised or canceled, and to be of no further force or effect, prior to the Closing.

                  3.6 Treasury Stock of Company. All shares of the Company Stock owned directly or indirectly by Company as treasury stock, shall, upon the Merger, be cancelled and all rights with respect thereto shall cease to exist, and no shares of the Cerprobe Stock shall be issued or exchanged therefor.

                  3.7 Fractional Shares. No fractional shares of the Cerprobe Stock or any scrip shall be distributed upon the exchange of the Cerprobe Stock for the Company Stock, but, in lieu thereof, all such fractional interests, if any, shall be converted into the nearest whole share (half shares being rounded down).

                  3.8 Cerprobe Common Stock and Closing Cash Payment. At the Closing, Mayer shall deliver to Acquisition stock certificates representing the Company Stock. At the Closing, Cerprobe shall deliver to Mayer the Closing Cash Payment and stock certificates representing the Cerprobe Stock; provided, however, that if Cerprobe is unable to deliver stock certificates representing the Cerprobe Stock at the Closing, then Cerprobe will deliver such stock certificates to Mayer within three (3) business days of the Closing.

                  3.9 Restricted Stock. The Cerprobe Stock to be issued pursuant to Section 3.2 hereof, will be "Restricted Stock" and will not have been registered under the Securities Act of 1993, as amended (the "1933 Act"), or any state securities act, and shall be subject to Rule 144 promulgated under the 1933 Act. The certificates representing the Cerprobe Stock will bear the following legend (and stop transfer orders will be placed against the transfer, hypothecation or other disposition thereof with Cerprobe's transfer agent), along with such other legends as are required by law or as Cerprobe deems appropriate:

       THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES ACT, AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF SUCH ACTS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH ACTS OR THE RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

                  3.10 Escrow of the Cerprobe Stock. At the Closing, Mayer, Cerprobe and an escrow agent (the "Escrow Agent") shall have entered into an Escrow and Security Agreement (the "Escrow and Security Agreement").


                                   ARTICLE IV
                                    Earn-Out
                                    --------

                  4.1 General. Subject to the terms and conditions of Article IV hereof, as additional consideration for the Company Stock, Mayer may receive from Cerprobe up to but not more than Five Hundred Thousand Dollars ($500,000) and up to but not more than 50,000 validly issued, fully paid non-assessable shares of Cerprobe common stock, par value $.05 per share. The additional consideration set forth in Section 4.2 hereof and the additional consideration set forth in Section 4.3 hereof are independent of each other and it is possible for Mayer not to receive any additional consideration under Section 4.2 or
Section 4.3, or if certain goals are met for Mayer to receive additional consideration under either Section 4.2 or Section 4.3, or both Section 4.2 and
Section 4.3.

                  4.2 Total Net Sales.

                           (a)  Earn-Out  for Total Net  Sales.  Subject  to the
terms of Article IV hereof, Mayer shall be entitled to receive from Cerprobe up to but not more than Two Hundred Fifty Thousand Dollars ($250,000.00) and 25,000 validly issued, fully paid non-assessable shares of Cerprobe common stock, par value $.05 per share (the "Cash and Stock for Total Net Sales"), as follows:

                                     (i) If the "Total Net Sales of Acquisition"
(as hereinafter defined) are greater than or equal to $16,239,600 (which is 90% of $18,044,000), then Mayer shall receive the entire amount of Cash and Stock for Total Net Sales; and

                                     (ii) If the Total Net Sales of  Acquisition
are less than $12,630,800 (which is 70% of $18,044,000), then Mayer shall not receive any of the Cash and Stock for Total Net Sales; and

                                     (iii) If the Total Net Sales of Acquisition
are greater than $12,630,800 (which is 70% of $18,044,000), but less than $16,239,600 (which is 90% of $18,044,000), then Mayer shall receive a prorata portion of the Cash and Stock for Total Net Sales (e.g., 5% of the $250,000 and 5% of the 25,000 shares of Cerprobe common stock for each whole percentage point between 70% and 90%, when the Total Net Sales of Acquisition are compared to $18,044,000).

                           (b) Definition of Total Net Sales. Total Net Sales of
Acquisition shall mean the total amount of all sales of inventory and all services performed by Acquisition in the ordinary course of business during the calendar year ended December 31, 1997, less all returns and allowances (calculated in accordance with generally accepted accounting principles, consistent with the past practices of Company).

                  4.3 Net Income Before Interest and Taxes.

                           (a)  Earn-Out  for  NIBIT.  Subject  to the  terms of
Article IV hereof, Mayer shall be entitled to receive from Cerprobe up to but not more than Two Hundred Fifty Thousand Dollars ($250,000.00) and 25,000 validly issued, fully paid non-assessable shares of Cerprobe common stock, par value $.05 per share (the "Cash and Stock for NIBIT"), as follows:

                                     (i)  If  the  "NIBIT  of  Acquisition"  (as
hereinafter defined) is greater than or equal to $1,458,900 (which is 90% of $1,621,000), then Mayer shall receive the entire amount of Cash and Stock for NIBIT.

                                     (ii) If the  NIBIT of  Acquisition  is less
than $1,134,700 (which is 70% of $1,621,000), then Mayer shall not receive any of the Cash and Stock for NIBIT; and

                                     (iii)  If  the  NIBIT  of   Acquisition  is
greater than $1,134,700  (which is 70% of $1,621,000),  but less than $1,458,900
(which is 90% of $1,621,000), then Mayer shall receive a prorata portion of the Cash and Stock for NIBIT (e.g., 5% of the $250,000 and 5% of the 25,000 shares of Cerprobe common stock for each whole percentage point between 70% and 90%, when the NIBIT of Acquisition is compared to $1,621,000).

                           (b)  Definition of NIBIT.  NIBIT of  Acquisition  for
purposes of Article IV, shall be the net income from operations before interest and taxes of Acquisition for the calendar year ended December 31, 1997 (calculated in accordance with generally accepted accounting principles, consistent with the past practices of Company), such NIBIT to be adjusted only as follows:

                                     (i) NIBIT shall not  reflect any  corporate
management or "home office" fee paid (or accrued) to Cerprobe or other fees of Cerprobe (unless such fees are charged for engineers or programmers but not for managerial or administrative personnel, at rates not to exceed 130% of the then current employees hourly rate) directly or indirectly allocated by Cerprobe, but shall reflect all expenses and costs directly attributable to Acquisition's business operations (including, without limitation, all costs and expenses of salaries and bonuses of Mayer excluding the earn-out consideration provided for in Article IV hereof or fees and charges related to the Merger and excluding any charges for payments to Anderson under the Anderson Purchase Agreement (as hereinafter defined)) paid (or accrued) by Acquisition and properly chargeable to expense on the separate books of accounts of Acquisition.

                                     (ii) NIBIT shall not reflect any  deduction
for federal, state, local and foreign income taxes, but shall reflect deductions for all other taxes.

                                     (iii) NIBIT shall not reflect any deduction
for interest on money borrowed from financial institutions, but shall reflect deductions for all other interest.

                                     (iv)  NIBIT  shall  take into  account  all
work-in-process as determined in accordance with generally accepted accounting principles, using the actual cost of labor, materials, other direct costs, and overhead, where all of these costs can be recovered.

                  4.4 Calculations. The Total Net Sales of Acquisition and the NIBIT of Acquisition shall be determined by KPMG Peat Marwick, or Cerprobe's then regularly engaged certified public accounting firm, at the time it completes the audit of Acquisition's books and records for the calendar year ended December 31, 1997. Attached hereto as Schedule 4.4 is the Quarterly Projected Statement of Income that was prepared by Mayer to arrive at the Total Net Sales of Acquisition and the NIBIT of Acquisition.

                  4.5 Payment and Issuance. The Cash and Stock for Total Net Sales and the Cash and Stock for NIBIT shall be paid and issued to Mayer within fifteen (15) days of the day the 1997 audit is complete, unless Cerprobe or Acquisition, in their sole discretion, elect to pay/issue one hundred percent (100%) (or such other percentage as Cerprobe and Mayer may agree) of the Cash and Stock for Total Net Sales and the Cash and Stock for NIBIT, at an earlier date. The common stock of Cerprobe that is issued to

Mayer pursuant to the Article IV, if any, shall be valued at Ten Dollars ($10.00) per share for purposes of this Article IV, and any adjustments to the Cash and Stock for Total Net Sales and Cash and Stock for NIBIT shall be prorata so that the amount of the cash being paid, if any, and the value of the common stock of Cerprobe being issued, if any, are always equal.

                  4.6 Operations. The parties hereto further understand and agree that nothing contained in this Article IV shall be construed or be deemed to imply that Cerprobe or Acquisition shall in any respect be restricted in the manner in which the business of Acquisition shall be operated, and that Cerprobe shall at all times be entitled to vote its shares of the capital stock of Acquisition and the representatives and designees of Cerprobe who shall hold directorships in Acquisition shall at all times be able to take any and all action deemed by any of them, in the exercise of their sole discretion, necessary or appropriate to protect and preserve the interests of Acquisition.


                                    ARTICLE V
                         Representations and Warranties
                         ------------------------------

                           5.1  General   Statement.   The   parties   make  the
representations and warranties to each other which are set forth in this Article
V. Subject to Article VII hereof, all representations and warranties which are set forth in this Agreement and in any financial statement, exhibit, schedule or document delivered by or on behalf of a party hereto or their representative to the other party pursuant to this Agreement shall survive the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement and the Effective Time (and none shall merge into any document executed in connection herewith), regardless of any knowledge or belief, investigation or lack of investigation by any of the parties to this Agreement. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Representations and warranties of the parties are made as of the Closing.

                           5.2  Representations  and  Warranties of Cerprobe and
Acquisition. To induce Company and Mayer to enter into this Agreement and to perform their respective obligations hereunder, and with full knowledge that Mayer will rely thereon, Cerprobe and Acquisition, jointly and severally, represent and warrant the following, subject only to the provisions of Article
VII:

                                     (a) Organization.  Cerprobe and Acquisition
are each corporations duly formed, validly existing and in good standing under the laws of the State of Delaware. Acquisition is a wholly owned subsidiary of Cerprobe.

                                     (b) Power and  Authority.  Each of Cerprobe
and Acquisition has full corporate power and authority to execute and deliver this Agreement and the other agreements referenced herein to which Cerprobe or Acquisition is a party, and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery by Cerprobe of this Agreement and the other agreements referenced herein to which Cerprobe is a party, and the consummation of the Merger and the other transactions contemplated hereby and thereby, have been duly authorized and approved by Cerprobe's Board of Directors. The execution and delivery by Acquisition of this Agreement and the other agreements referenced herein to which Acquisition is a party, and the consummation of the Merger and the other transactions contemplated hereby and thereby, have been duly authorized and approved by Acquisition's Board of Directors and Acquisition's sole stockholder. No other corporate actions on the part of Cerprobe or Acquisition are required to authorize the execution and delivery of this Agreement, the other agreements referenced herein to which Cerprobe and Acquisition are parties, or the consummation of the Merger or other transactions contemplated hereby or thereby.

                                     (c) Enforceability.  This Agreement and the
other agreements referenced herein to which Cerprobe or Acquisition is a party have been duly executed and delivered by Cerprobe or Acquisition, as applicable, and constitute legal, valid and binding obligations of Cerprobe and Acquisition, enforceable against Cerprobe and Acquisition, as applicable, in accordance with their respective terms.

                                     (d)  Charter  and  ByLaws.   Cerprobe   has
heretofore furnished to Mayer a complete and correct copy of Cerprobe's certificate of incorporation and bylaws, as amended to date.

                                     (e) Cerprobe  Stock.  The  Cerprobe  Stock,
when issued pursuant to Section 3.2 hereof, will be duly authorized, validly issued, fully paid and non-assessable.

                                     (f)   Financial   Statements  of  Cerprobe.
Cerprobe has previously delivered to Company true, complete and correct copies of the following financial statements of Cerprobe and its subsidiaries (the "Cerprobe Financial Statements"): (i) audited consolidated operating statement for the twelve (12) month period ended December 31, 1995, and related notes thereto (the "Audited Cerprobe P&L); (ii) audited consolidated balance sheet as of December 31, 1995, and related notes thereto (the "Audited Cerprobe Balance Sheet"); (iii) unaudited consolidated operating statement for the nine (9) month period ended September 30, 1996 (the "Unaudited Cerprobe P&L"); and (iv) unaudited consolidated balance sheet as of September 30, 1996 (the "Unaudited Cerprobe Balance Sheet"). Each of the Audited Cerprobe Balance Sheet and Unaudited Cerprobe Balance Sheet fairly presents the financial condition of Cerprobe and its subsidiaries, on a consolidated basis, as of the respective dates thereof. Each of the Audited Cerprobe P&L and Unaudited Cerprobe P&L fairly presents the results of the operations of Cerprobe and its subsidiaries, on a consolidated basis, for the respective periods then ended. The Cerprobe Financial Statements are attached to Schedule 5.2(f) hereto.

                                     (g) Exchange  Act.  Cerprobe has a class of
securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and has filed all the materials required to be filed as reports pursuant to the Securities Exchange Act of 1934, as amended, for a period of at least twelve months preceding the date hereof (or for such shorter period as Company was required by law to file such material), and all such filings have been made on a timely basis.

                                     (h) Absence of Changes. Since September 30,
1996, except as disclosed in any reports filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, there has not been any material adverse change in the financial condition of Cerprobe and its subsidiaries, considered on a consolidated basis.

                                     (i)  Absence  of  Conflicting   Agreements;
Requirements of Law. Neither the execution and delivery by Cerprobe of this Agreement nor the issuance and delivery of the Cerprobe Stock will conflict with or result in a breach of or default under any organizational documents or contractual obligation to which Cerprobe or any of its subsidiaries is a party or by which any of them or any of their properties or assets is otherwise bound, or violate any requirement of law applicable to Cerprobe or any of its subsidiaries, or any of their properties or assets. No governmental filing, consent, license, approval, permit, authorization or other action is required of Cerprobe in connection with the execution and delivery of this Agreement and the issuance and delivery of the Cerprobe Stock by Cerprobe, except for (i) the filing with the Secretary of State of California and the Secretary of State of Delaware of the applicable Merger Documents; and (ii) the filing of applicable blue sky documents.

                                     (j) Accuracy of Documents,  Representations
and Warranties. The copies of all documents furnished to Company or Mayer and their representatives by or on behalf of Cerprobe or Acquisition and its or their representatives are true, complete and correct. No representation or warranty of Cerprobe or Acquisition contained in this Agreement or the other agreements referenced herein to which Cerprobe or Acquisition is a party, and no statement contained in the exhibits or the other documents delivered by or on behalf of Cerprobe, Acquisition or its or their representatives pursuant to or in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact, or omits to state any material fact required to be stated herein or therein in order to make the statements contained herein or therein not misleading.

                           5.3  Representations  and  Warranties  of  Mayer.  To
induce Cerprobe and Acquisition to enter into this Agreement and to perform their respective obligations hereunder, and with full knowledge that Cerprobe and Acquisition will rely thereon, Mayer represents and warrants the following, subject only to the provisions of Article VII and the exceptions expressly and specifically set forth in the schedules designated in this Section 5.3 (collectively, the "Disclosure Schedules"):

                                     (a)  Ownership of Stock.  Mayer owns all of
the issued and outstanding shares of the capital stock of Company, which shares in the aggregate constitute the Company Stock. Mayer has good title to and rightful possession of the Company Stock, free and clear of all liens, claims, rights, charges, encumbrances, and security interests of whatsoever nature or type.

                                     (b) Power and Authority. Mayer has the full
right and capacity, for himself and for and on behalf of Company, to execute and deliver this Agreement and the other agreements referenced herein to which Mayer is or will be a party, and to consummate the Merger and the other transactions contemplated hereby and thereby. Company has the full right, power and authority to execute and deliver this Agreement and the other agreements referenced herein to which Company is or will be a party, and to consummate the Merger and the other transactions contemplated hereby and thereby, and such actions have been duly and validly authorized and approved by Company's Board of Directors, and no other corporate actions on the part of Company are required to authorize the execution and delivery of this Agreement, the other agreements referenced herein to which Company is a party, or the consummation of the Merger or the other transactions contemplated hereby or thereby.

                                     (c) Enforceability. This Agreement and each
of the other agreements referenced herein to which Mayer, Company, or either of them, is a party have been duly executed and delivered by Mayer and Company, as applicable, and constitute legal, valid and binding obligations of Mayer and Company, enforceable against Mayer and Company, as applicable, in accordance with their respective terms.

                                     (d)   Conflicts;    Consents.   Except   as
disclosed in Schedule 5.3(d) hereto, neither the execution and delivery by Mayer or Company of this Agreement or any of the other agreements referenced herein to which Mayer or Company is a party, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both): (i) the Articles of Incorporation or the Bylaws, and any amendments thereto, of Company, true and correct copies of which are attached to
Schedule 5.3(g); (ii) any material license, instrument, contract or agreement to which Mayer or Company is a party or by which Mayer or Company or any of the assets of Company is bound; (iii) any order, writ, injunction or decree that is applicable to Mayer or Company or any of the assets of Company; or (iv) to Mayer's best knowledge and belief any law, rule or regulation that is applicable to Mayer or Company or any of the assets of Company. Except as set forth in
Schedule 5.3(d) hereto, neither the execution and delivery by Mayer or Company of this Agreement or any of the other agreements referenced herein to which Mayer or Company is a party, nor the consummation of the transactions contemplated hereby or thereby, will result in the creation of any lien, claim, right, charge, encumbrance or security interest of any nature or type whatsoever with respect to any of the Company Stock or any of the assets of Company. Except as set forth in Schedule 5.3(d) hereto, neither the execution and delivery by Mayer or Company of this Agreement or the other agreements referenced herein to which Mayer or Company is a party, nor the consummation of the transactions contemplated hereby or thereby, will require Company or Mayer to obtain any consent, permit, license or approval of, or to make any filing with, any governmental or private entity, body, or other person, firm or other entity, except for the filing with the Secretary of State of California and the Secretary of State of Delaware of the applicable Merger Documents, and any Hart-Scott-Rodino filings that may be required.

                                     (e) Capital  Stock.  Company has authorized
capital stock consisting of 10,000,000 shares of Common Stock, of which 100,000 shares are issued and outstanding and owned, directly and beneficially of record, by Mayer. Each share of the Company Stock has been validly authorized and issued, is fully paid and nonassessable, and is free of preemptive rights of every nature and type. Except for the Company Stock, there are no other authorized or outstanding securities of Company of any class, kind or character whatsoever. Except as disclosed in Schedule 5.3(e) hereto, there are no outstanding subscriptions, options, warrants or other rights, agreements or commitments obligating Company to issue any additional shares of capital stock, or any options or rights with respect thereto, or any securities convertible into or exchangeable for any shares of capital stock. There are no outstanding obligations of Company, contractual or otherwise, to repurchase, redeem or otherwise acquire any outstanding shares of the capital stock of Company or any of its subsidiaries.

                                     (f) Subsidiaries and Affiliates.  Except as
disclosed in Schedule 5.3(f) hereto, Company does not have any subsidiaries or any other equity investment in any entity. Except as disclosed in Schedule 5.3(f) hereto, Mayer does not have any equity investments in any "Affiliates." For purposes of this Agreement, the term "Affiliates" shall mean all entities in which Mayer is an officer or director, or in which Mayer, directly or indirectly, owns or controls ten percent (10%) or more of the equity securities of the entity, and which entity is engaged in any aspect of the Prober Refurbishing Business.

                                     (g) Organization.  Company is a corporation
duly organized, validly existing and in good standing under the laws of the State of California. The copies of the Articles of Incorporation and Bylaws of Company, and all amendments thereto which are attached to Schedule 5.3(g) hereto, are true, complete and correct copies of such documents, as presently in effect. The minutes of the meetings of the shareholders and/or board of directors of Company that have been delivered to Cerprobe and Acquisition are true, complete and correct copies of such minutes and accurately reflect the events that took place at such meetings. The unanimous consents in lieu of the meetings of the shareholders and/or board of directors of Company that have been delivered to Cerprobe and Acquisition are true, complete and correct copies of such unanimous consents, and the information contained therein is true and correct.

                                     (h)  Qualification.  Except as disclosed in
Schedule 5.3(h), hereto, Company has qualified as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business or the nature or location of its assets requires such qualification (all of such jurisdictions are referred to herein collectively as the "Foreign Jurisdictions") or if not so qualified, the failure to be so qualified will not materially and adversely affect its financial condition, business, operations, assets or business prospects. Schedule 5.3(h) hereto, contains a list of the Foreign Jurisdictions and a list of all addresses at which Company conducts business or owns or holds assets.

                                     (i) Assets.

                                            (i)  Company  has good  title to and
rightful possession of all of the assets reflected in the September Balance Sheet (as defined in Section 5.3(s) hereof) delivered to Cerprobe and Acquisition and attached to Schedule 5.3(s) hereto, and to all of the assets acquired since the date of the September Balance Sheet (other than those assets disposed of after the date of the September Balance Sheet only in the ordinary course of business and not in violation of this Agreement), free and clear of any and all mortgages, liens, pledges, privileges, claims, rights, charges, encumbrances and security interests of whatsoever type or nature, except: (A) liens for current taxes not yet delinquent or taxes that are being contested in good faith, which contested taxes, if any, are listed on Schedule 5.3(i) hereto; and (B) liens and liabilities to the extent reflected in the September Balance Sheet, the September P&L (as defined in Section 5.3(s) hereof), any of the footnotes to the September Balance Sheet or the September P&L, or any Schedule specifically referred to in Section 5.3 hereof.

                                            (ii)  The   inventories  of  Company
reflected in the September Balance Sheet and those items of inventory acquired after the date of the September Balance Sheet until the Effective Time are carried on the books of account of Company and are stated at not more than the lower of cost or market, with adequate adjustments for obsolete, obsolescent or otherwise not readily saleable items. The inventories of Company are in good and saleable condition. Since the date of the September Balance Sheet, there have been no write-downs in the value of the inventories or write-offs with respect to the inventories.

                                            (iii) The  furniture,  fixtures  and
equipment of Company reflected in the September Balance Sheet and items of furniture, fixtures and equipment acquired since the date of the September Balance Sheet to the Effective Time are in good working condition.

                                     (j) Bank Accounts.  Schedule 5.3(j) hereto,
sets forth the name and location of each bank in which Company has an account, lock box or safe deposit box, the number of each such account or box, a description of the contents of each box, the names of all signatories to any account or box and the persons authorized to draw thereon or have access thereto. No power of attorney exists from Company.

                                     (k) Ability to Conduct Business. To Mayer's
best knowledge and belief, the assets and properties of Company are sufficient to permit the Surviving Corporation to conduct the Prober Refurbishing Business after the Effective Time in the same manner it is currently being conducted by Company.

                                     (l) Real Property; Leases. A true, complete
and correct list of all real property of every kind, and all interests in real property, which is owned, leased, occupied, or used by Company is disclosed in
Schedule 5.3(l) hereto.

                                     (m) Contracts. Disclosed in and attached to
(unless otherwise noted) Schedule 5.3(m) hereto, is a true, complete and correct list of every (written or oral):

                                            (i) union,  collective bargaining or
                  similar agreement, together with all amendments thereto or interpretations thereof, such as arbitration decisions and the like;

                                            (ii)   profit   sharing,    deferred
                  compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare (including, without limitation, retiree welfare benefit) or material incentive plan or agreement maintained or sponsored by Company, or to which Company contributes;

                                            (iii) plan of Company  providing for
                  material "fringe benefits" to its employees or former employees, including, but not limited to, vacation, sick leave, severance pay, medical, hospitalization, life insurance and other plans, or related benefits;

                                            (iv)  employment  agreement  that is
                  not terminable at will and without penalty on thirty (30) days or less prior written notice or that provides for payments upon or after termination beyond payments for accrued wages and benefits earned through the effective date of termination;

                                            (v)   agency,   sales,    brokerage,
                  wholesaling, franchise, distributorship or similar agreement or contract;

                                            (vi)  loan  agreement  or  letter of
                  credit;

                                            (vii) personal  property lease which
                  reasonably may be expected to involve future obligations or benefits in excess of $1,000, individually, or $12,000, in the aggregate, in any one calendar year;

                                            (viii) security or pledge agreement;

                                            (ix) mortgage or deed of trust;

                                            (x)  purchase   commitment   to,  or
                  contract or agreement with, any supplier which reasonably may be expected to involve future obligations or benefits in excess of $12,000;

                                            (xi) contract or agreement  relating
                  to research and development;

                                            (xii)  license,  authority or permit
                  granted by Company to any person or entity;

                                            (xiii)   contract  or  agreement  to
                  which Company is a party or by which Company or any of its assets is bound and is not otherwise referred to in Section 5.3(m)(i) through (xii) above, which reasonably may be expected to involve future obligations or benefits in excess of $12,000 in any one calendar year;

                                            (xiv) contract or agreement to which
                  Company is a party or by which Company or any of its assets is bound and is not otherwise referred to in Section 5.3(m)(i) through (xii) above, which is either individually or collectively, material to the financial condition, business, operations, assets or business prospects of Company; and

                                            (xv)  contract or agreement to which
                  Company is a party, or by which Company or any of its assets is bound, regarding or pertaining to the manufacture or supply of any products or services to any customer of Company, whether an individual, corporation or other business entity, which reasonably may be expected to involve future obligations or benefits in excess of $12,000 in any one calendar year.

                  All of the foregoing are referred to in this Agreement individually as a "Contract" and collectively as the "Contracts." Except as disclosed in Schedule 5.3(m) hereto, to Mayer's best knowledge and belief each of the Contracts is in full force and effect and enforceable in accordance with its respective terms and conditions, and will continue as such following the Effective Time and the other transactions contemplated in this Agreement, and:

                                            (i)  there  is  not   existing   any
                  default, or event or condition which, with or without the giving of notice or the passage of time, or both, would constitute an event of default, by Company or any other party thereto under any of the Contracts;

                                            (ii)   no   party   to  any  of  the
                  Contracts has given any notice of default or termination, nor does Mayer or Company believe that such notice will be given; and

                                            (iii)  Company  has not  waived  any
                  right under or with respect to any of the Contracts, the waiver of which could have a material and adverse effect on the financial condition, business, operations, assets or business prospects of Company.

                  Except as disclosed in Schedule 5.3(m) hereto, Mayer does not believe that there is a likelihood that any of the material customers of or material suppliers to Company will terminate its or their business relationship with Company for any reason whatsoever, including, without limitation, by reason of the Merger and/or any change in ownership of Company.

                  Except as accurately and specifically disclosed on Schedule 5.3(m) hereto, there have not been, and there is not pending or contemplated, any transactions between Company and Mayer, or between Company and any of the Affiliates.

                                     (n)  Insurance.   Schedule  5.3(n)  hereto,
contains a description (identifying insurer, coverage, premiums, named insured, deductibles and expiration date) of all policies of fire, liability and other forms of insurance that currently are, or at any time within the past five (5) years have been, maintained in force by or for the account of Company with respect to its business and assets (such policies are hereinafter referred to as the "Policies"). Except as disclosed in Schedule 5.3(n) hereto, the insurance coverage provided by the Policies presently in force will not in any material respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated hereby. Except as disclosed in Schedule 5.3(n) hereto, at no time subsequent to January 1, 1991, has Company been denied insurance or indemnity bond coverage. Except as disclosed in Schedule 5.3(n) hereto, at no time subsequent to January 1, 1991, has any insurance carrier cancelled or reduced any insurance coverage for Company or given any notice or other indication of its intention to cancel or reduce any such coverage.

                                     (o)   Intellectual   Property.   Except  as
disclosed in Schedule 5.3(o) hereto, Company owns or has the necessary rights with respect to any patents and copyrights that are used by Company in the conduct of its business and to Mayer's best knowledge and belief owns or has the right to use all trademarks, trade names, fictitious names, service marks, patents and copyrights that are used in the conduct of its business. Disclosed in Schedule 5.3(o) hereto, is a true, complete and correct list of all trademarks, trade names, fictitious names, service marks, patents, copyrights and all registrations or applications with respect thereto, and all licenses or rights under the same which are presently or which have been, during the past two (2) years, owned or used by Company (collectively, the "Intellectual Property"). Except as disclosed in Schedule 5.3(o) hereto, none of the matters covered by the Intellectual Property, nor any of the products or services sold or provided by Company, nor any of the processes used or the business practices followed by Company, infringes or has infringed upon any trademark, trade name, fictitious name, service mark, patent or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition. Company is not obligated to pay any royalty or other payment with respect to any of the Intellectual Property, except as disclosed in Schedule 5.3(o) hereto. To the best knowledge and belief of Mayer, except as disclosed in Schedule 5.3(o) hereto, no person or entity is producing, providing, selling or using products or services that would constitute an infringement of any of the Intellectual Property.

                                     (p) Licenses and Permits.  Schedule  5.3(p)
hereto, contains a true, correct and complete list of all licenses, permits, franchises, certificates, consents, approvals, and authorizations (collectively "Licenses"), issued to, or owned, held or used by Company and all applications therefore that are pending. Company has all Licenses necessary for the conduct of its business and the ownership and use of its assets, properties, the premises occupied by it and the conduct of its business plans as presently contemplated, except where the failure to have any such Licenses would not result in a material and adverse effect on the financial condition, business, operations, assets and business prospects of Company.

                                     (q)  Taxes.  All  federal,  state,  county,
local, foreign, and other taxes, including, without limitation, income, excise, payroll, sales, use, unemployment, social security, occupation, franchise, property, and other taxes, duties or similar charges (collectively, "Taxes") levied, assessed, or imposed upon Company or its business, assets or properties through the Closing, have been duly and fully paid or have been adequately provided for on the Financial Statements (as hereinafter defined) or disclosed in Schedule 5.3(q) hereto. In addition, except as disclosed on Schedule 5.3(q) hereto, all filings, returns, and reports with respect to Taxes required by any foreign or domestic law or regulation to be filed by Company on or prior to the date hereof have been duly and timely filed. Except as disclosed in Schedule 5.3(q) hereto, there are no agreements, waivers or other arrangements (oral or written) providing for extensions of time with respect to the assessment or collection of unpaid Taxes, nor are there any actions, suits, proceedings, inquiries, investigations or claims of any nature or kind whatsoever now pending or threatened, against Company with respect to any such returns or reports, or any such Taxes, or any matters under discussion with any federal, state, county, local or other authority relating to Taxes.

                                     (r) Labor Disputes; Unfair Labor Practices.
Except as disclosed in Schedule 5.3(r) hereto, there is no pending or threatened labor dispute, grievance, strike or work stoppage involving any group of employees of Company which materially affects or which may materially affect the financial condition, business, operations, assets or business prospects of Company. Except as disclosed in Schedule 5.3(r) hereto, there is no pending or threatened charge or complaint against or involving Company or any of its officers or employees, by the National Labor Relations Board, the Occupational Health and Safety Administration, the Department of Labor, or any similar federal, state or local board or agency, or any representative thereof. Except as disclosed in Schedule 5.3(r) hereto, there are no unfair employment or labor practice charges or complaints presently pending or threatened, by or on behalf of any employee of Company.

                                     (s) Financial Statements.  Mayer has caused
Company previously to furnish Cerprobe and/or Acquisition with true, complete and correct copies of the following unaudited financial statements of Company (collectively the "Financial Statements"): (i) unaudited balance sheet as of December 31, 1994 (the "1994 Balance Sheet"); (ii) unaudited operating statement for the twelve (12) month period ended December 31, 1994 (the "1994 P&L"); (iii) unaudited balance sheet as of December 31, 1995 (the "1995 Balance Sheet"); (iv) unaudited operating statement for the twelve (12) month period ended December 31, 1995 (the "1995 P&L"); (v) unaudited balance sheet as of September 30, 1996 (the "September Balance Sheet"); and (vi) unaudited operating statement for the nine (9) month period ended September 30, 1996 (the "September P&L"). The Financial Statements have been prepared from the books and records of Company in accordance with generally accepted accounting principles, applied on a basis consistent with prior periods. Each of the 1994 Balance Sheet, 1995 Balance Sheet and September Balance Sheet fairly presents the financial position of Company as of the respective dates thereof. Each of the 1994 P&L, 1995 P&L and September P&L fairly presents the results of the operations of Company for the respective periods then ended. The Financial Statements are attached hereto as
Schedule 5.3(s).

                                     (t)  Books  and  Records.   The  books  and
records of Company have been maintained in the usual, regular and ordinary manner, and all entries with respect thereto have been made and all transactions have been properly accounted for. All applicable corporate and other laws relating to the maintenance of such books and records have been complied with by Company, or the failure to comply with such laws will not have a material and adverse effect on the financial condition, business, operations, assets or business prospects.

                                     (u)  Liabilities.  Except as  either  fully
disclosed in Schedule 5.3(u) hereto, or fully and properly reflected on or reserved for in the September Balance Sheet or incurred by Company after the date of the September Balance Sheet only in the ordinary course of business, none of which are either individually or collectively material, and none of which would require accrual or disclosure under generally accepted accounting principles, Company has no: (i) debts, liabilities or obligations of a nature required to be reflected or disclosed in financial statements prepared in accordance with generally accepted accounting principles; or (ii) other debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the Closing. Schedule 5.3(u) hereto, contains a true, complete and correct list of all contracts and agreements pursuant to which Company has guaranteed or indemnified any debt, liability and obligation of any other person or entity, including, without limitation, of Mayer or any of the Affiliates (including, without limitation, the execution of any document obligating Company with respect to any performance or other bond), or pursuant to which Company has pledged or otherwise encumbered any of its assets (including, without limitation, any document obligating Company with respect to any performance or other bond). Except as disclosed in
Schedule 5.3(u) hereto, Company is not indebted to Mayer or any of the Affiliates, nor is Mayer or any of the Affiliates indebted to Company in any amount for any purpose.

                                     (v) Subsequent Events.  Except as set forth
on Schedule 5.3(v) hereto, since September 30, 1996, Company has not:

                                            (i) created or suffered to exist any
material liens or encumbrances with respect to any of its assets which have not been discharged, other than liens for nondelinquent taxes;

                                            (ii) sold or transferred  any of its
assets or property (including sales and transfers to Mayer or any of the Affiliates), other than the sale of inventories of products of Company sold in the ordinary course of the business of Company;

                                            (iii) suffered any material loss, or
material interruption in use, of any of its assets or properties (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

                                            (iv)   suffered   any  material  and
adverse change in its financial condition, business, operations, assets or business prospects;

                                            (v)  written  off any  equipment  as
unusable or obsolete or for any other reason;

                                            (vi)  waived any  rights  that would
have a material and adverse effect on the financial condition, business, operations, assets or business prospects of Company;

                                            (vii) paid Mayer or any Affiliate or
been charged by Mayer or any Affiliate for goods sold or services rendered, or paid Mayer or any Affiliate or been charged by any Affiliate for corporate overhead expenses, management fees, legal or accounting fees, capital charges, or similar charges or expenses;

                                            (viii)  paid,  declared or set aside
any dividends or other distributions on its securities of any class, or purchased, exchanged or redeemed any of its securities of any class;

                                            (ix)  incurred or committed to incur
any individual capital expenditures in excess of $5,000 or in the aggregate in excess of $20,000;

                                            (x)  incurred any  indebtedness  for
borrowed money;

                                            (xi) paid any  compensation or bonus
to Mayer except in the ordinary course of business or increased the compensation payable to any employee except in the ordinary course of business;

                                            (xii)   paid   or    incurred    any
management or consulting fees, which fees do not include legal or accounting fees;

                                            (xiii)  hired  any  employee  for an
annual salary in excess of $50,000 other than employees identified on Schedule 5.3(z) hereto;

                                            (xiv)   made  any   change   in  its
Articles of Incorporation or Bylaws, except for the filing of Articles of Merger pursuant to which Acquisition will merge with and into Company;

                                            (xv)  merged  or   consolidated   or
agreed to merge or consolidate with or into any corporation or other entity, other than Acquisition; and

                                            (xvi)  without   limitation  by  the
enumeration of any of the foregoing, entered into any material transaction other than in the usual and ordinary course of business (the foregoing representation and warranty shall not be deemed to be breached by virtue of the entry by Mayer and/or Company into this Agreement or Mayer and Company consummating the Merger or the other transactions contemplated hereby).

                                     (w)  No   Material   Changes.   Except   as
disclosed in Schedule 5.3(w) hereto, and except as is reflected in any adjustment to the Proposed Cash Payment based upon an adjustment to the Net Worth, since September 30, 1996, Company has not suffered or been threatened with any material adverse change in its financial condition, business, operations, assets or business prospects, including, without limiting the generality of the foregoing, the existence or threat of any labor dispute, or any material adverse change in, or loss of, any material relationship between Company and any of its customers, suppliers or key employees.

                                     (x)  Renegotiation.  Except as set forth in
Schedule 5.3(x) hereto, Company is not subject to any legal obligations to renegotiate, and to Mayer's best knowledge and belief there is no claim for a legal right to renegotiate any material contract, loan, agreement, lease, sublease or instrument to which it is now or has been bound.

                                     (y) ERISA.

                                            (i) Except as  disclosed in Schedule
5.3(y) hereto, Company does not maintain, administer or contribute to, and did not at any time during the past three (3) years, maintain, administer or contribute to, any (A) employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA) (the employee pension benefit plans disclosed in Schedule 5.3(y) hereto, are hereinafter referred to as the "Pension Plans"); (B) employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) (the employee welfare benefit plans disclosed in Schedule 5.3(y) hereto, are hereinafter referred to as the "Welfare Plans"); or (C) bonus, deferred compensation, stock purchase, stock option, severance plan, insurance or similar arrangement (the plans, insurance or similar arrangements so disclosed in Schedule 5.3(y) hereto, are hereinafter referred to as the "Employee Benefit Plans").

                                            (ii)  All  Pension  Plans,   Welfare
Plans and Employee Benefit Plans and any related trust agreements or annuity contracts (or any related trust instruments) are in substantial compliance and have been operated in all material respects in accordance with ERISA, the Code, other federal statutes, state law and the regulations and rules promulgated pursuant hereto. All necessary governmental approvals for the Pension Plans, the Welfare Plans and the Employee Benefit Plans have been obtained, a favorable determination as to the qualification under the Code of each of the Pension Plans and each amendment thereto has been made by the Internal Revenue Service, and all of the Pension Plans remain qualified under the Code.

                                            (iii) No Pension Plan, Welfare Plan,
"disqualified person" (as such term is used in Section 4975(c)(1) of the Code), nor Mayer has engaged in any transaction in violation of Section 406 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) other than any such transaction which is exempt under Section 408 of ERISA or
Section 4975(d) of the Code.

                                            (iv)  Company has not  incurred  any
liability to the Pension Benefit Guaranty Corporation ("PBGC") as a result of the voluntary or involuntary termination of any Pension Plan subject to Title IV of ERISA; there is currently no active filing by Company with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any Pension Plan subject to Title IV of ERISA that is maintained or funded, in whole or in part, by Company, and Company has not made a complete or partial withdrawal from a multi-employer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

                                     (z)  Employees  and  Consultants.  Schedule
5.3(z) hereto, contains a true and complete list of all of the employees of Company and such list correctly reflects their salaries, hourly wages, other compensation (other than benefits under Employee Benefit Plans, Pension Plans, or Welfare Plans) and dates of employment. Except as disclosed in Schedule 5.3(z) hereto, Company does not owe any past or present employee any sum other than for accrued wages or salaries for the current payroll period, reimbursable expenses, accrued vacation and holiday pay and sick leave rights.

                                     (aa)  Litigation.  Except as  disclosed  in
Schedule 5.3(aa) hereto, there is no litigation or proceeding, in law or in equity, and there are no proceedings or investigations or inquiries before any commission or other governmental or private administrative authority, pending or, to the best knowledge and belief of Mayer, threatened, against Company with respect to or affecting the business or financial condition of Company, or the consummation of the Merger or the other transactions contemplated herein, or with respect to or affecting the Pension Plans, Welfare Plans or Employee Benefit Plans of Company, or the use of the assets of Company (whether by Cerprobe or the Surviving Corporation after the Effective Time or by Company prior thereto).

                                     (ab) Unasserted Claims. Except as disclosed
in Schedule 5.3 (ab) hereto, to the best knowledge and belief of Mayer, Mayer is not aware of any breach or wrongdoing that if known by a potential claimant or governmental authority would give rise to a claim or proceeding which, if resolved with results unfavorable to Company, would have a material adverse effect on the financial condition, business, operations, assets or business prospects of Company or the consummation of the Merger or the other transactions contemplated herein.

                                     (ac)   Absence   of   Product   or  Service
Warranties.  Except as  disclosed  in Schedule  5.3(ac)  hereto,  or included in
Schedule 5.3(m) hereto, neither Company nor any officer, director, employee or agent of Company has made any written, or to the best knowledge and belief of Mayer any oral, warranties with respect to the quality or absence of defects of the products or services of Company that Company has sold or performed and that are in force as of the date hereof. Except as set forth on Schedule 5.3(ac) hereto, there are no material claims pending or anticipated or threatened against Company with respect to the quality of or absence of defects in such products or services. Except as disclosed in Schedule 5.3(ac) hereto, Company has not been required to pay direct, incidental, or consequential damages to any person in connection with any of such products or services at any time during the five (5) year period preceding the date hereof.

                                     (ad) Absence of Judicial Orders.  Except as
disclosed in Schedule 5.3(ad) hereto, Company is not a party to any decree, order or arbitration award

(or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting its properties, assets, personnel, business activities or business prospects.

                                     (ae)   Compliance   with  Law.   Except  as
disclosed in Schedule 5.3(ae) hereto, Company is not in violation of, or delinquent in respect to, any decree, order or arbitration award or law or regulation of or agreement with, or any license or permit from, any governmental authority to which any of its properties, assets, personnel or business activities are subject, including, without limitation, laws and regulations and the common law relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religion and age discrimination, and the environment, the violation of or delinquency with respect to would have a material and adverse effect on the financial condition, business, operations, assets or business prospects of Company. Except as disclosed in Schedule 5.3(ae) hereto, Company has not received notice of any violation of a type referred to in any portion of this Section 5.3(ae).

                                     (af)   Hazardous   Materials.   Except   as
disclosed in Schedule 5.3(af) hereto, there has been no storage, treatment, generation, discharge, transportation or disposal of medical, industrial, toxic or hazardous substances or solid or hazardous waste by or on behalf of Company, in violation of any foreign, Federal, state or local law, statute, rule or regulation or the common law or any decree, order, arbitration award or agreement with or any license or permit from any foreign, Federal, state or local governmental authority. Except as disclosed in Schedule 5.3(af) hereto, there has been no spill, discharge, leak, emission, injection, escape, dumping, or release of any kind by, on behalf of or attributable to, Company into the environment (including, without limitation, into air, water or ground water) of any materials including, without limitation, medical, industrial, toxic or hazardous substance or solid or hazardous waste, as defined under any foreign, federal, state or local law, statute, rule or regulation other than those releases permissible under such law, statute, rule or regulation or allowable under applicable permits. Schedule 5.3(af) hereto, sets forth a complete list of all aboveground and underground storage tanks, vessels, and related equipment and containers that are subject to foreign, federal, state or local laws, statutes, rules or regulations, and sets forth their present contents, what the contents have been at any time in the past, and what program of remediation, if any, is contemplated with respect thereto.

                                     (ag)   Technology.   The  terms  Invention,
Z-Stage Designs, Programs and Creations shall have the meanings assigned to them in that certain Purchase Agreement, by and among Company, SILPRO, Inc., and Andrew Anderson, dated January 15, 1997, as amended by that certain Addendum to Purchase Agreement among Anderson, Company and SILPRO, Inc., dated January 15, 1997 (together the "Anderson Purchase Agreement"):

                                     The Invention,  Z-Stage  Designs,  Programs
                                     and  Creations  are  owned by SVTR free and
                                     clear   of   any    liens,    claims    and
                                     encumbrances.

                                     Except for elements in the public domain, SVTR is the sole owner of all rights in and to the Invention, Programs, Z-Stage Designs and Creations.

                                     To Mayer's actual knowledge, no person can validly claim to be a "contractor to SVTR" as used in the Anderson Purchase Agreement.

                                     The Z-Stage Designs, Invention and Programs owned by SVTR are the most current versions thereof.

                                     The Programs will function as intended with at least the same reliability and accuracy as the best previously achieved reliability and accuracy.

                                     The Programs do not contain any viruses, worms, trojan horses or other code designed to damage computer systems or data or to permit unauthorized access.

                                     Andrew Anderson has no other right, title or interest in or to any technology that SVTR has used before the execution of this Agreement, except what was purchased from Anderson by SVTR pursuant to the Purchase Agreement.

                                     Company has the necessary technology to operate its Prober Refurbishing Business without further payment to Anderson other than pursuant to the Anderson Purchase Agreement, and without any relationship with SILPRO, Inc.

                                     (ah) Accuracy of Documents, Representations
and Warranties. The copies of all documents furnished to Cerprobe, Acquisition, or any of its or their representatives by or on behalf of Company, Mayer or any of his, its or their representatives, are true, complete and correct. No representation or warranty of Company or Mayer contained in this Agreement or the other agreements to be executed by Company or Mayer pursuant hereto, and no statement contained in the exhibits, the schedules or the other documents delivered by or on behalf of Company or Mayer, or his, its or their representatives pursuant to or in connection with this Agreement or the other agreements to be executed by Mayer or Company pursuant hereto, or any of the transactions contemplated hereby or thereby, contains any untrue statement of a material fact, or omits to state any material fact required to be stated herein or therein in order to make the statements contained herein or therein not misleading.

                           5.4 Reliance.

                                     (a) By Cerprobe  and  Acquisition.  Neither
Cerprobe nor Acquisition is relying on any oral or written representations, warranties, statements or assurances from Company or Mayer other than those set forth in this Agreement, and those set forth in the certificates, documents, exhibits or schedules delivered in connection with this Agreement. Neither Cerprobe nor Acquisition has seen or heard of any advertising of any offer to sell the Company Stock.

                                     (b) By Mayer and Company.  Neither  Company
nor Mayer is relying on any oral or written representations, warranties, statements or assurances from Cerprobe or Acquisition other than those set forth in this Agreement, and those set forth in the certificates, documents, exhibits or schedules delivered in connection with this Agreement.

                           5.5 Best Knowledge and Belief.  A  representation  or
warranty that is made to the "best knowledge and belief" of Company or Mayer is based on (a) the knowledge Mayer actually has, (b) the knowledge Mayer should be expected to have as someone who is the sole shareholder and President of Company, directly involved with and responsible for the day to day operations of Company, and (c) the knowledge he could have obtained after performing reasonable due diligence that would include but not be limited to making appropriate inquiries of Company's managers, employees and 1996 consultants.

                           5.6   Disclosures.   Mayer  and   Company   may  make
disclosures on the schedules referred to in Section 5.3 hereof that may not be required by this Agreement to be disclosed, and the disclosure of such a matter shall not create any inference that similar matters, or that other matters not expressly required by this Agreement to be disclosed on a schedule referred to in Section 5.3 hereof, are required to be disclosed.


                                   ARTICLE VI
                                     Closing
                                     -------

                           6.1 Time and Place of  Closing.  The  closing  of the
Merger (the "Closing") shall take place on the date and at the time this Agreement is executed by the parties, at the Phoenix, Arizona, offices of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A.

                           6.2 Form of  Documents.  At the  Closing,  each party
shall deliver the documents, and shall perform the other acts, which are set forth in this Agreement and the Closing Schedule approved by all parties.


                                   ARTICLE VII
                                 Indemnification

                           7.1 Indemnification in General.

                                     (a) By Mayer.  Subject  to the other  terms
and conditions of this Agreement, Mayer shall defend, indemnify and hold harmless Cerprobe and Acquisition, and their officers and directors, for, from and against any Indemnifiable Loss (as hereinafter defined) resulting from the breach or inaccuracy of any of the representations or warranties (except for the Excluded Representations and Warranties that are dealt within Section 7.4 hereof) of Mayer contained in this Agreement or the Investment Agreement, by and between Mayer and Cerprobe, dated the date hereof (the "Investment Agreement").

                                     (b) By Cerprobe and Acquisition. Subject to
the other terms and conditions of this Agreement, Cerprobe and Acquisition shall defend, indemnify and hold harmless Mayer, for, from and against any
Indemnifiable Loss resulting from (i) the breach or inaccuracy of any of the representations or warranties of Cerprobe and Acquisition contained in this Agreement or the Investment Agreement; (ii) the failure of Acquisition to pay or perform any of the liabilities or obligations to the extent disclosed on the September Balance Sheet or to the extent disclosed in the Disclosure Schedules referred to in Section 5.3 hereof, provided Cerprobe's and Acquisition's obligations under this Section 7.1(b) do not in any way relieve Mayer from his obligations under this Agreement that arise as a result of a breach by Mayer of a representation, warranty or covenant; and (iii) the operation of Acquisition after the Effective Time, except for an obligation caused by the misconduct of Mayer.

                           7.2 Indemnifiable Loss.

                                     (a) General.  Subject to the  conditions to
indemnifications set forth in this Agreement, Cerprobe and Acquisition, and Mayer, as the case may be, shall be indemnified under this Agreement if, and only to the extent, Cerprobe and Acquisition, and Mayer, as the case may be, suffer an Indemnifiable Loss. An Indemnifiable Loss is the out-of-pocket harm, net of tax effect, actually suffered by reason of a breach or inaccuracy of any of the representations, warranties or covenants contained in this Agreement or the Investment Agreement. An Indemnifiable Loss includes all damages, liabilities, costs, expenses, fines, taxes, and penalties, and all attorneys' fees and charges, expert witness fees, and other out-of-pocket expenses of investigating and defending against any indemnifiable claim.

                                     (b)  Calculation.  The following shall also
apply in determining an Indemnifiable Loss:


                                            (i)  An   Indemnifiable   Loss  with
respect to an asset may not exceed its fair market value. Indirect, diminution of value, consequential, or punitive damages are not Indemnifiable Losses.

                                            (ii)  To the  extent  that a loss is
recovered from insurance proceeds, the loss is not an Indemnifiable Loss.

                                            (iii) There is no Indemnifiable Loss
until the aggregate out-of-pocket losses exceed $25,000, and then only the amount in excess of the $25,000 shall be an Indemnifiable Loss. This Section 7.2(b)(iii) applies only to claims against Mayer and does not apply to claims against Cerprobe or Acquisition (or both).

                                     (c) No Multiple Recovery.

                                            (i) To the  extent  a  liability  or
expense or the omission of an asset is taken into account in determining the merger consideration payable to Mayer, a corresponding breach of a representation and warranty by reason of such liability, expense, or asset omission does not constitute an Indemnifiable Loss.

                                            (ii) If more than one representation
and warranty is breached by the same set of facts, the Indemnifiable Loss is determined by the set of facts and is not affected by the number of representations and warranties breached.

                                     (d)  Example of  Contract  Exclusion.  If a
representation and warranty is breached by the omission of a material contract from a Disclosure Schedule, but Acquisition elects not to cancel the contract, then there is no Indemnifiable Loss. If the omitted contract requires payments of $48,000 per year but is cancellable on one month's notice, and Acquisition cancels the contract at an out-of-pocket cost of $4,000, the Indemnifiable Loss is $4,000. If such contract is noncancellable and Acquisition pays $25,000 in damages for cancellation and $10,000 in attorney's fees, the Indemnifiable Loss, before tax effect, is $35,000.

                                     (e) Escrow and Security  Agreement.  Except
as set forth in Section 7.4 hereof, the sole source Cerprobe and Acquisition shall have for indemnification under Section 7.1(a) of this Agreement is Mayer's shares of Cerprobe Stock while held in escrow under the Escrow and Security Agreement, and all claims against Mayer's shares of

Cerprobe stock under the Escrow and Security Agreement must be made by July 15, 1998 and if not made by July 15, 1998, shall lapse.

                           7.3  Nature  and   Effect  of   Representations   and
Warranties.

                                     (a)  Those  Made By Mayer.  Except  for the
Excluded Representations and Warranties (as hereinafter defined), the representations and warranties made by Mayer in this Agreement are made on the condition that such representations and warranties shall create liability only with respect to indemnification expressly provided for by this Agreement or with respect to any statutory or common law right to rescind the Merger (based upon the representations and warranties taken as a whole, together with the Disclosure Schedules), and Cerprobe and Acquisition are not relying on the representations and warranties of Mayer for any other purpose. Except for a breach of a representation and warranty relating to any of the following (the "Excluded Representations and Warranties"): (i) ownership and title to any of the assets of Company; (ii) ownership and title to the capital stock of Company;
(iii) competency to execute and deliver documents to effect the transactions contemplated in this Agreement, and the legal, binding and enforceable nature hereof and thereof; (iv) taxes; and (v) the environment, the sole and exclusive remedy of Cerprobe and Acquisition for a breach of a representation and warranty by Mayer shall be the right of indemnification as provided for in this Agreement. Cerprobe and Acquisition shall have all rights and remedies available to them for a breach of any of the Excluded Representations and Warranties, for a breach by Mayer of any of the covenants contained in this Agreement, for any fraud committed by Mayer, and (unless otherwise specifically limited therein) for a breach by Mayer of any of the covenants contained in any of the other agreements entered into by Mayer in connection with this Agreement.

                                     (b) Those Made By Cerprobe and Acquisition.
The repre- sentations and warranties made by Cerprobe and Acquisition in this Agreement are made on the condition that such representations and warranties shall create liability only with respect to indemnification expressly provided for by this Agreement or with respect to any statutory or common law right to rescind the Merger (based upon the representations and warranties taken as a whole), and Mayer is not relying on the representations and warran- ties of Cerprobe and Acquisition for any other purpose. The sole and exclusive remedy of Mayer for a breach of a representation and warranty by Cerprobe and Acquisition shall be the right of indemnification as provided for in this Agreement. Mayer shall have all rights and remedies available to him for a breach by Cerprobe or Acquisition of any of the covenants contained in this Agreement, for any fraud committed by Cerprobe or Acquisition, and (unless otherwise specifically limited therein) for a breach by Cerprobe or Acquisition of any of the covenants contained in any of the other agreements entered into by Cerprobe or Acquisition in connection with this Agreement.

                           7.4   Additional   Indemnification   By  Mayer.   The
provisions of Section 7.2 hereof shall not apply to, and shall not limit any rights or claims by Cerprobe or Acquisition for, the following:

                                     (a)    Excluded     Representations     and
Warranties. Mayer shall defend, indemnify and hold harmless Cerprobe and the Surviving Corporation, and their officers and directors, for, from and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claim covered by this indemnity) ("Losses") with respect to or arising out of any demand, claim, inquiry, investigation, proceeding, action or cause of action ("Claim") which Cerprobe, the Surviving Corporation, or their officers or directors, may suffer or incur by reason of the breach or inaccuracy of any of the Excluded Representations and Warranties.

                                     (b)  Environmental.   Mayer  shall  defend,
indemnify and hold harmless Cerprobe, the Surviving Corporation, and their officers and directors, for, from and against any and all Losses with respect to or arising out of any Claim which Cerprobe, the Surviving Corporation, or their officers, directors and shareholders may suffer or incur by reason of:

                                            (i) any generation,  transportation,
storage, treatment or disposal of any hazardous substances, solids or wastes as contemplated in Section 5.3(af) hereof ("Hazardous Substances") by or on behalf of Company occurring on or prior to the Effective Time including, without limitation, any waste or other disposal activities or discharges which occurred at a facility on which a portion of Company's (or its predecessors') business was conducted, any waste or other disposal activities or discharges which occurred off of any such facility with regard to wastes and other substances generated on such facility, and any waste or other disposal activities or discharges which occurred on real estate at any time whether or not Company (or its predecessors) owned or leased such real estate at the time such waste or other disposal activities or discharges were engaged in, and whether or not Company performed such waste or other disposal activities or discharges;

                                            (ii)  any  releases  or   threatened
releases as defined now or in the future under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, P.L. 96-510, as amended or reauthorized from time to time, or any other similar federal, state or local laws, statutes, rules or regulations occurring on or prior to the Effective Time, including, but not limited to, (A) those releases of Hazardous Substances involving potential or actual environmental contamination which required notification or reporting to appropriate federal, state or local officials or agencies, or clean-up or remedial activities and (B) those releases or incidents which occurred prior to the Effective Time, of any requirements imposing such notification or reporting obligations or clean-up or remedial activities, but which would have been subject to such obligations if they had occurred subsequent to the effective date of such requirements;

                                            (iii) any discharges by or on behalf
of Company or as a result of any activities by or on behalf of Company to surface waters or groundwaters occurring on or prior to the Effective Time;

                                            (iv) any air  emissions  of  Company
occurring on or prior to the Effective Time;

                                            (v) the  exposure  of and  resulting
consequences to any persons, including, but not limited to, past or present employees of Company or the Surviving Corporation, to any mineral, chemical or industrial product, raw material intermediate, by-product or medical or other waste, or substance created, generated, processed, handled or originating at a facility at which Company (or any of its predecessors) conducted business on or prior to the Effective Time or otherwise used by Company (or any of its or their predecessors) in the conduct of its business;

                                            (vi) any  violations by or on behalf
of Company or any other activity by or on behalf of Company occurring on or prior to the Effective Time of federal, state or local (A) environmental laws, or (B) occupational or employee health and safety laws (but excluding any product liability claims, any workers' compensation claims and any claim under the Occupational Safety and Health Act not involving environmental laws or Hazardous Substances);

                                            (vii) any and all actions,  failures
to act and negligence by or on behalf of Company in monitoring, maintaining and upkeep of on-site storage, treatment and disposal facilities on or prior to the Effective Time;

                                            (viii) any use, removal, maintenance
or monitoring by or on behalf of Company or any other activity by or on behalf of Company of storage tanks on or prior to the Effective Time; or

                                            (ix)    any    violations,     fees,
obligations or failures by Company or any other activity by or on behalf of Company to comply with any and all environmental permit requirements on or prior to the Effective Time.

                           7.5 Limit for  Mayer.  Mayer's  liability  under this
Agreement  shall be  limited  to and  shall not  exceed  Seven  Million  Dollars
($7,000,000) until January 15, 2007, and shall be limited to and shall not exceed Five Million dollars ($5,000,000) after January 15, 2007, unless such liability is a result of fraud committed by Mayer and then there shall be no limit. This Section is intended to limit and not expand Mayer's potential liability.

                           7.6 Claims Under Escrow and Security Agreement. On or
before the forty-fifth (45th) day after the close of each calendar quarter in 1997 and 1998 (provided the forty-fifth (45th) day is a business day and if not, then the next business day following the forty-fifth (45th) day) Cerprobe and Acquisition shall notify Mayer of any claims they have discovered during the prior quarter for which they may seek recourse under the Escrow and Security Agreement.

                           7.7  Notice and Right to Defend  Third-Party  Claims.
Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, action or proceeding with respect to which indemnity may be sought pursuant to this Agreement, the party seeking to be indemnified or held harmless (the "Indemnitee") shall notify in writing, if possible, within sufficient time to respond to such claim or answer or otherwise plead in such action (but in any event within thirty (30) days), the party from whom indemnification is sought (the "Indemnitor"). In case any claim, demand or assessment shall be asserted, or suit, action or proceeding commenced against the Indemnitee, the Indemnitor shall be entitled, at the Indemnitor's expense, to participate therein, and, to the extent that it may wish, to assume the defense, conduct or settlement thereof, at its own expense, with counsel satisfactory to the Indemnitee, whose consent to the selection of counsel shall not be unreasonably withheld or delayed, provided that the Indemnitor confirms to the Indemnitee that it is a claim to which its rights of indemnification apply. The Indemnitor shall have the right to settle or compromise monetary claims; however, as to any other claim, the Indemnitor shall first obtain the prior written consent from the Indemnitee, which consent shall be exercised in the sole discretion of the Indemnitee. After notice from the Indemnitor to the Indemnitee of Indemnitor's intent so to assume the defense, conduct, settlement or compromise of such action, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses (including, without limitation, settlement costs) subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement of such action while the Indemnitor is diligently defending, conducting, settling or compromising such action. The Indemnitor shall keep the Indemnitee apprised of the status of the suit, action or proceeding and shall make Indemnitor's counsel available to the Indemnitee, at the Indemnitor's expense, upon the request of the Indemnitee. The Indemnitee shall cooperate with the Indemnitor in connection with any such claim and shall make personnel, books and records and other information relevant to the claim available to the Indemnitor to the extent that such personnel, books and records and other information are in the possession or control of the Indemnitee. If the Indemnitor decides not to participate, the Indemnitee shall be entitled, at the Indemnitor's expense, to defend, conduct, settle or compromise such matter with counsel satisfactory to the Indemnitor, whose consent to the selection of counsel shall not be unreasonably withheld or delayed.

                                  ARTICLE VIII
                                  Post-Closing
                                  ------------

                           8.1  Accounts  Receivable.  On June 30,  1997,  Mayer
shall purchase from the Surviving Corporation, and the Surviving Corporation shall sell and assign to Mayer, all accounts receivable of Company as of the Closing (the "Accounts Receivable") that have not been paid in full by June 30, 1997 (with the payments received by the Surviving Corporation being applied to the Accounts Receivable the customer so designates, or if the customer does not designate or if the Surviving Corporation directs the customer to designate a specific Accounts Receivable, then to the oldest Accounts Receivable of that customer) at the amount of the then outstanding Accounts Receivable. Acquisition agrees to use reasonable efforts to collect the Accounts Receivable, but shall not be obligated to initiate legal action in order to collect the Accounts Receivable. If Mayer does not purchase the Accounts Receivable as required pursuant to this Section 8.1, then Cerprobe and Acquisition may make a claim under the Escrow and Security Agreement for the amount owed. At the time Mayer purchases the Accounts Receivable, Acquisition shall execute a UCC-1 Financing Statement evidencing the assignment of that Accounts Receivable to Mayer.

                           8.2 Nondisclosure/Confidentiality. From and after the
date of this Agreement, Mayer shall not disclose to any third party or use for any purpose other than as contemplated by this Agreement, any proprietary or confidential information regarding Company, Cerprobe and Acquisition. The preceding sentence shall not apply to information that (a) is, was, or becomes generally known or available to the public or the industry other than as a result of a disclosure by Mayer in violation of this Agreement; (b) was previously known by Mayer; (c) is subsequently obtained by Mayer from an independent third-party source having no obligation of confidentiality to Company, Cerprobe or Acquisition; or (d) is required to be disclosed by law. Mayer shall advise Company, Cerprobe and Acquisition, in writing, of any request, including a subpoena or similar legal inquiry, to disclose any such confidential information, so that Company, Cerprobe and Acquisition can seek appropriate legal relief.

                  Mayer  acknowledges  that  the  covenants  contained  in  this
Section 8.2 are a material inducement for Cerprobe and Acquisition to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Accordingly, Mayer acknowledges that the restrictions contained in this
Section 8.2 are reasonable and necessary for the protection of the business of Company, Cerprobe and Acquisition, and that a breach of any such restriction could not adequately be compensated by damages in an action at law. In the event of a breach or threatened breach by Mayer of any of the provisions of this
Section 8.2, Company, Cerprobe and/or Acquisition shall be entitled to obtain, without the necessity of posting bond therefor, an injunction (preliminary or permanent, or a temporary restraining order) restraining Mayer from the activity or threatened activity constituting or which would constitute a breach, as well as damages and an equitable accounting of all earnings, profits and other benefits arising from a violation, which right shall be cumulative and in addition to any other rights or remedies to which Company, Cerprobe and/or Acquisition may be entitled.

                  Each and every provision set forth in this Section 8.2 is independent and severable from the others, and no provision shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part. The parties hereto agree that if any provision of this Section 8.2 shall be declared by a court of competent jurisdiction to be unenforceable for any reason whatsoever, the court may appropriately limit or modify such provision, and such provision shall be given effect to the maximum extent permitted by applicable law.

                           8.3 Filing of Merger  Documents.  Cerprobe  agrees to
take all necessary actions to file the Merger Documents with, and obtain the approval for such filing by, the respective Secretary of State for each of the States of Delaware and California, and Mayer shall, upon the request of Cerprobe, take all necessary actions to assist Cerprobe with such filings and approvals.

                           8.4  Tax  Inquiry.  Cerprobe  or  Acquisition  shall,
within fifteen (15) days of being notified of any tax inquiry or audit, notify Mayer of any tax inquiry or audit concerning the operations of Company prior to the Closing. Cerprobe, Acquisition and Mayer agree to cooperate with each other to resolve such tax inquiry or audit.

                           8.5 No Liquidation.  Cerprobe agrees not to liquidate
Acquisition for a period of two (2) years following the Closing.

                           8.6 Release of Silpro Shares and Guaranty.  Following
the Closing, Cerprobe shall return to Mayer all of his shares of SILPRO, Inc., a California corporation, held by Cerprobe under that certain Stock Pledge Agreement, by and among Mayer and Cerprobe, dated December 12, 1996, and shall release Mayer from Mayer's obligations under that certain Payment Guaranty by and among Mayer and Cerprobe, dated December 12, 1996.

                           8.7 Company Tax. Except as otherwise provided in that
certain Indemnification Agreement, by and among Mayer, Cerprobe and Acquisition, Mayer is not responsible for any corporate income tax assessed against Acquisition as a result of the Merger if the Internal Revenue Service determines that the Merger does not meet the requirements of Section 368(a) of the Code.

                                   ARTICLE IX
                                  Miscellaneous
                                  -------------

                           9.1 Disclosure  Schedules.  The Disclosure  Schedules
referred to in Section 5.3 of this Agreement reflect information supplied to Cerprobe and Acquisition in the course of their investigation of Company.

                           9.2 Broker's  Fees. The parties hereto each represent
and warrant to the other that, except for the costs, expenses and fees incurred by Company for the services of Corporate Strategic Coventures, the respective warrantor has not dealt with and is not aware of any dealings with any person, firm or corporation who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from the other party for arranging these transactions or introducing the parties to each other.

                           9.3 Fees and Expenses.

                                     (a)  General.  It is agreed that all costs,
expenses and fees of Company incurred in connection with this Agreement, shall be borne by Company; provided, however, that such costs, expenses and fees are included in the calculation of the Estimated Net Worth and Actual Net Worth of Company, as contemplated in Section 3.2 hereof. All of the costs and expenses, and fees of Cerprobe, including legal and accounting services, incurred in connection with the herein proposed transactions, shall be borne by Cerprobe.

                                     (b)   Accounting   Fees.    Notwithstanding
anything to the contrary in Section 4.1 hereof, all of the Accounting Fees shall be paid for by Company, but consistent with Section 3.2(f) hereof, only one half (1/2) of the Accounting Fees will be taken into account in determining the Estimated Net Worth and Actual Net Worth of Company, which has the effect of Company and Cerprobe each paying one half (1/2) of the Accounting Fees.

                           9.4 Public  Announcements.  Cerprobe  and Mayer shall
consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that Cerprobe may, without the prior consent of Mayer, issue such press release or make such public statement if Cerprobe is required by law, and Cerprobe may, without the prior consent of Mayer, make such filings with the Securities and Exchange Commission as may be required by law.

                           9.5 Notices.  All notices required or permitted to be
given hereunder shall be in writing and shall be deemed given when delivered in person, or three (3) business days after being placed in the hands of an overnight courier service prepaid for next day delivery or faxed provided that a confirming copy (together with a copy of the fax transmission sheet showing the fax transmission was "good") is delivered forthwith as herein provided, addressed as follows:

                          If to Mayer:

                              William E. Mayer
                              6519 Old Meadow Court
                              San Jose, California  95135
                              FAX: 408/270-6957

                              With copies to:

                                        Richard G. Burt, Esq.
                                        Ten Almaden Boulevard, 11th Floor
                                        San Jose, California  95113
                                        FAX:  408/286-7342

                                        Martin S. Snitow, Esq.
                                        5300 Stevens Creek Blvd., Suite 300
                                        San Jose, California 95129-1091
                                        FAX:  408/985-7595

                          If to Cerprobe, Acquisition, or Surviving Corporation:
                          ------------------------------------------------------

                              Cerprobe Corporation
                              600 South Rockford Drive
                              Tempe, Arizona 85281
                              Attention:  C. Zane Close
                              FAX: 602/967-4636

                              With a copy to:

                                        O'Connor, Cavanagh, Anderson,
                                        Killingsworth & Beshears, P.A.
                                        One East Camelback Road
                                        Phoenix, Arizona 85012-1656
                                        Attention:  John B. Furman, Esq.
                                        FAX:  602/263-2900

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section.

                           9.6 Entire Agreement.  This Agreement constitutes the
entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Each exhibit and schedule to this Agreement shall be considered incorporated into each of the respective agreements. This Agreement supersedes all prior written or oral agreements between the parties hereto and thereto.

                           9.7 Waivers. The failure in any one or more instances
of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

                           9.8  Counterparts.  This Agreement may be executed in
multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.


                           9.9  Attorneys'  Fees.  If any  action is  brought to
enforce this Agreement or to collect damages as a result of a breach of any of its provisions, the prevailing party shall also be entitled to collect its reasonable attorneys' fees and costs incurred in such action, which costs can include the reasonable costs of investigation, expert witnesses and the costs in enforcing or collecting any judgment rendered.

                           9.10 Severability. The invalidity of any provision of
this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

                           9.11 Applicable Law. This agreement shall be governed
by and construed and enforced in accordance with the internal laws of the State of Arizona without regard to the conflict of laws principles of such state.

                           9.12 Further  Assurances.  The parties  shall execute
such further documents, and perform such further acts, as may be necessary to consummate the Merger, and the other transactions contemplated herein on the terms herein contained, and to otherwise comply with the terms of, and carry out the transactions contemplated in, this Agreement.

                           9.13 Construction. The parties hereto acknowledge and
agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by the respective legal counsel for the parties hereto and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

                           9.14  Cerprobe  Guaranty.   Cerprobe  guarantees  the
timely performance by Acquisition of the obligations of Acquisition under this Agreement.

                           IN WITNESS WHEREOF,  the parties hereto have executed
this Agreement as of the date first above written.

                                        ACQUISITION:

                                        EMI ACQUISITION, INC., a Delaware
                                        corporation



                                        By:
                                           -------------------------------------
                                                                     , President
                                           -------------------------


                                        By:
                                           -------------------------------------
                                                                     , Secretary
                                           -------------------------



                                        CERPROBE:

                                        CERPROBE CORPORATION, a
                                        Delaware corporation


                                        By:
                                           -------------------------------------
                                                                     , President
                                           -------------------------


                                        By:
                                           -------------------------------------
                                                                     , Secretary
                                           -------------------------

                                        MAYER:



                                        ---------------------------------------
                                        William E. Mayer




                                        ---------------------------------------
                                        Carol Mayer


                                        COMPANY:

                                        SILICON VALLEY TEST & REPAIR,
                                        INC., a California corporation



                                        By:
                                                 -------------------------------
                                                 William E. Mayer, President and
                                                 Secretary
                                       41